Exhibit 10.4

AMENDMENT NUMBER 3

Prospect Review Noncompetition And Confidentiality Agreement
East Slope Project

WHEREAS, Chet Pohle, Brian Hirst, Randall T. Metz, Daybreak Oil and Gas, Inc.(Daybreak) (formerly Daybreak Mines Inc) (Robert Martin), Cal-Star Energy Inc. and Canadian Energy Capital, Inc. (Hans Heumann) and their assigns have entered into a Prospect Review Noncompetition And Confidentiality Agreement East Slope Prospect dated May 13, 2005, Addendum Number One East Slope Prospect dated July 8, 2005, Amendment Number 1 East Slope Prospect dated September 27, 2005, and Amendment Number Two East Slope Prospect dated October 18, 2005, desire to modify and further clarify the terms of the Prospect Review Noncompetition And Confidentiality Agreement, Addendum Number One, Amendment Number 1, and Amendment Number Two, East Slope Prospect;

AND WHEREAS, The parties hereto have agreed that Cal-Star Energy Inc. and Hans Heumann and Canadian Energy Capital Inc have assigned all their rights and obligations under the aforesaid agreements to Nomad Hydrocarbons Ltd. (NHL)

NOW THEREFORE, the aforesaid Chet Pohle, Brian Hirst, Randall T. Metz, Daybreak, NHL, Cal Star Energy Inc., Hans Heumann, and Canadian Energy Capital, Inc. agree as follows:

1. The Area of Mutual Interest (AMI) defined by the above referenced documents shall remain in full force and effect as long as there is 'activity' in the area of mutual agreement unless termination of all or a portion of the AMI is removed in writing by all parties.

2. 'Activity' in the AMI shall include, but not be limited to the production of hydrocarbons, leasing, active leases, leases held by production of hydrocarbons, geologic investigation, geophysical investigation, drilling, inactive (but not abandoned) wells, or any other activity which may occur that maintains a continuing business or economic interest in the properties located within the AMI.

3. Daybreak and NHL shall use their best efforts and act with reasonable diligence in accordance with oil industry standards to acquire the mineral interests, conduct the Seismic Program and Exploration Program within the AMI previous defined in the prospect agreement and associated addendums and amendments.

4. Any notice required or permitted to be given under this Agreement shall be written, and may be give by personal delivery, Federal Express or equivalent courier, or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt in the case of personal delivery, or three days after being deposited in the U.S. Mail. Mailed notices shall be addressed as follows, but each party may change his, her or its address by written notice in accordance with this Section:

To: Chet Pohle, Brian Hirst, Randall T. Metz
15820 Arabella Avenue, Bakersfield, CA 93314

To: NHL: 312 Canada Place
407 2nd St SW, Calgary Alberta Canada T2P 2Y3
Attn: John McLeod

To: Daybreak Oil and Gas, Inc.
601 W Main Ave., Suite1017
Spokane Washington, 99201
Attn: Robert Martin

5. Neither party may assign any right or interest or delegate any duty or responsibility arising under this Agreement without the prior written consent of the other Parties save in the ordinary course of business in assignments to affiliate entities, specifically the Parties agree that NHL shall be permitted to assign its rights ad obligations to its affiliated California registered LLC.

6. If any provision of this Agreement is held invalid or unenforceable for any reason by a court of competent jurisdiction, it is the intent of the parties that all other terms and provisions of this Agreement remain fully valid and enforceable.

7. This Agreement is entered into and is to be performed in the State of California and shall be governed by and construed in accordance with the laws of California, and any legal action or proceeding arising from or in connection with this Agreement or the parties' responsibilities hereunder shall be brought in Kern County, California.

8. The parties agree to execute such further documents or take such further actions after the execution of this Agreement which may be reasonably necessary in order to effectuate the transactions contemplated hereby.

9. In the event either party brings any legal action or seeks arbitration regarding any provision of this Agreement, the prevailing party in the litigation or arbitration shall be entitled to recover reasonable attorneys' fees from the other party, in addition to any other relief that may be granted. This provision applies to the entire agreement.

10. From time to time, any or all of the parties to the Agreement may contemplate an extension of the AMI toward the north – northwest or toward the south – southeast, or in a direction that may be indicated from ongoing geologic, geophysical, or drilling operations. The parties agree hereby that in the event the geologic, geophysical, or drilling operations indicate that the productive trend may extend outside the area of mutual interest, a formal proposal to extend the trend shall be made prior to offering such a proposal to any party other than Pohle, Hirst, Metz, Daybreak and NHL. These parties shall have sixty days (60 days) to accept or reject such an extension of the AMI in writing signed by all parties.

All other terms of the Prospect Review Noncompetition And Confidentiality Agreement, East Slope Project, dated May 13, 2005, Addendum Number One East Slope Prospect dated July 8, 2005, Amendment Number 1 East Slope Prospect dated September 27, 2005, and Amendment Number 2 East Slope Prospect dated October 18, 2005 shall remain in effect.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on this 12th day of December, 2005.

Chet Pohle

Brian Hirst

Randall T. Metz

Daybreak Oil and Gas, Inc. By Robert Martin, It's President

Cal-Star Energy, Inc. and Canadian Energy Capital, Inc.
By Hans Heumann, It's President

Nomad Hydrocarbons Ltd,
By John GF McLeod its President